UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 21, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 21, 2007, General Cable Corporation (the “Company”) and its subsidiary, General Cable Industries, Inc. (“Industries”), entered into a Third Amendment, dated as of September 21, 2007 (the “Third Amendment”), to its Second Amended and Restated Credit Agreement, dated as of as of November 23, 2005, among Industries, as borrower, the Company and the other Guarantors referred to therein, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as administrative agent, collateral agent and joint lead arranger, National City Business Credit, Inc., as syndication agent, Bank of America, N.A., as documentation agent, UBS Securities LLC, as joint lead arranger, and the Lenders thereto (as amended, the “Credit Agreement”).
     The Third Amendment amends certain financial covenants in the Credit Agreement to permit the issuance of an additional $475,000,000 of convertible notes.
     The description set forth above does not purport to be complete and is qualified in its entirety by the Third Amendment filed herewith as Exhibit 10.1 and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:
10.1	Third Amendment to the Second Amended and Restated Credit Agreement dated as of as of September 21, 2007, among Industries, as borrower, the Company and the other Guarantors referred to therein, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as administrative agent, collateral agent and joint lead arranger, National City Business Credit, Inc., as syndication agent, Bank of America, N.A., as documentation agent, UBS Securities LLC, as joint lead arranger, and the Lenders thereto (to be filed supplementally).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: September 27, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Third Amendment to the Second Amended and Restated Credit Agreement dated as of as of September 21, 2007, among Industries, as borrower, the Company and the other Guarantors referred to therein, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as administrative agent, collateral agent and joint lead arranger, National City Business Credit, Inc., as syndication agent, Bank of America, N.A., as documentation agent, UBS Securities LLC, as joint lead arranger, and the Lenders thereto (to be filed supplementally).